UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2017 (March 15, 2017)

NET 1 UEPS TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	000-31203	98-0171860
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

President Place, 4th Floor, Cnr. Jan Smuts Avenue and Bolton Road
Rosebank, Johannesburg, South Africa
(Address of principal executive offices)                          (ZIP Code)

Registrant’s telephone number, including area code: 011-27-11-343-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Further Extension of Blue Label Telecoms Subscription Date and RMB Guarantee

As previously disclosed, on February 28, 2017, FirstRand Bank Limited (acting through its Rand Merchant Bank division) (“RMB”), Net 1 UEPS Technologies, Inc. (“Net1”), Net1 Applied Technologies South Africa Proprietary Limited (“Net1 SA”), and certain of Net1’s affiliates entered into a new letter agreement (the “February 2017 Guarantee Letter”) amending the Common Terms Agreement (the “CTA”), to extend the term of the Guarantee, as referenced therein, to May 31, 2017, and to correct certain outdated terms to the CTA, and RMB issued a new guarantee in favor of Blue Label Telecoms Limited (“Blue Label”) for the purchase price of the Blue Label shares to be purchased by Net1 SA.

As previously disclosed, on February 28, 2017, RMB, Net1, Net1 SA and certain of Net1’s affiliates also entered into a side letter agreement (the “Guarantee Side Letter”) under which the parties agreed to amend the CTA, a Senior Facility A Agreement, Senior Facility B Agreement, Senior Facility C Agreement, Subordination Agreement, Security Cession & Pledge and certain ancillary loan documents with RMB (collectively, the “Finance Documents”), by March 15, 2017, to contemplate and permit various guarantors to provide guarantees and to ensure that only the original senior lenders retain the benefits of all amounts credited to the escrow account and security in respect thereof.

Accordingly, on March 15, 2017, RMB, Net1, Net1 SA and certain of Net1’s affiliates entered into an Amendment and Restatement Agreement (the “Amendment and Restatement Agreement”) resulting in the amendment and restatement of certain of the Finance Documents to effectuate the amendments included in and contemplated by the February 2017 Guarantee Letter and the Guarantee Side Letter.

The foregoing descriptions of the Amendment and Restatement Agreement and amendments to certain of the Finance Documents do not purport to be complete and are qualified in their entirety by reference to the full text thereof, copies of which are attached hereto as Exhibits 10.54 through 10.58 and are incorporated herein by reference.

On March 15, 2017, the USD/ZAR exchange rate was $1.00/ZAR 13.0704.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above regarding the Amendment and Restatement Agreement and amendments to certain of the Finance Documents is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit
No.	Description

10.54

First Amendment and Restatement Agreement, dated March 15, 2017, by and among Net1 Applied Technologies South Africa Proprietary Limited, Net 1 UEPS Technologies, Inc. and FIRSTRAND Bank Limited (acting through its Rand Merchant Bank Division)

10.55

Amended and Restated Common Terms Agreement, dated October 20, 2016, as amended and restated on March 15, 2017, by and among Net1 Applied Technologies South Africa Proprietary Limited, Net 1 UEPS Technologies, Inc. and FIRSTRAND Bank Limited (acting through its Rand Merchant Bank Division)

10.56

Senior Facility A Agreement dated October 20, 2016, as amended and restated on March 15, 2017, by and between Net1 Applied Technologies South Africa Proprietary Limited and FIRSTRAND Bank Limited (acting through its Rand Merchant Bank Division)

10.57

Senior Facility B Agreement dated October 20, 2016, as amended and restated on March 15, 2017, by and between Net1 Applied Technologies South Africa Proprietary Limited and FIRSTRAND Bank Limited (acting through its Rand Merchant Bank Division)

10.58

Senior Facility C Agreement dated October 20, 2016, as amended and restated on March 15, 2017, by and between Net1 Applied Technologies South Africa Proprietary Limited and FIRSTRAND Bank Limited (acting through its Rand Merchant Bank Division)

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NET 1 UEPS TECHNOLOGIES, INC.

Date: March 20, 2017	By: Herman G. Kotzé
Name: Herman G. Kotzé
Title: Chief Financial Officer